DISTRIBUTION AND MARKETING AGREEMENT

        This agreement ("Agreement") is entered into this 12th day of June, 2008, ("Effective Date") between Incoming, Inc. ("Incoming" or "the Company") having its principal office at 8300 N.Hayden Road, Suite 207, Scottsdale, Arizona and OOO "Propaganda" ("Propaganda" or "Distributor"), having its office at Goncharsky Blvd, Dom 15, Suite 248,Moscow, Russian Federation.

        Whereas, Incoming is engaged in resale and distribution of American Urban Streetwear and Hip Hop clothing labels ("Products");

        Whereas, Propaganda is in the business of product distribution,marketing and advertizing;

        Whereas, Incoming desires to engage the Distributor for the purposes of marketing and selling of American Urban Streetwear and Hip Hop clothing labels in Russian Federation and former CIS countries; and

        Therefore, in consideration of the following conditions set for the in this Agreement, the parties agree to the following.

1.      DEFINITIONS

        "Customer" means a retail store or a local distributor of the Product.

        "Products" means Hip Hop apparel including footwear and accessories and Urban Streetwear including footwear and accessories.Incoming may add to, delete from, or otherwise modify the Products on the Product List at any time.

        "Territory" means Russian Federation and former CIS countries.

2. PRODUCT TERMS

        2.1 APPOINTMENT. Incoming hereby appoints Distributor, and Distributor accepts such appointment, to act as a non-exclusive Distributor of Products only to Customers located in the Territory. Sale of Products to other Distributors or Distributor's affiliates is strictly prohibited.

        2.2 PRICES. The prices paid by Distributor to Incoming for Products shall initially be as set forth as per mutual agreement on a per item basis. Incoming shall have the right, at any time, to change, alter, or amend Product prices upon written notice. Distributor is eligible to receive price protection in accordance with the guidelines determined by both parties to this Agreement. Prices are exclusive of all taxes, insurance, and shipping and handling charges, which are Distributor's sole responsibility.

3. ORDERING AND PAYMENT

        3.1 ORDERS. Orders shall be in writing and be subject to acceptance by Incoming. The terms and conditions of each order shall be as provided by this Agreement, and the provisions of either party's form of purchase order, acknowledgment or other business forms will not apply to any order notwithstanding the other party's acknowledgment or acceptance of such form.

        3.2 SHIPMENT. Shipment will be F.O.B. Incoming's specified warehouse ("Delivery Point"), freight collect, at which time title and risk of loss will pass to Distributor. All freight, insurance and other shipping expenses from

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Delivery Point, as well as any expenses related to Distributor's special packing requests, will be borne by Distributor unless otherwise agreed to in writing by Incoming.

        3.3 PAYMENT. Subject to compliance with Incoming's credit requirements, payments on orders will be due and payable in full ** days from the invoice date. If Distributor is in default of its payment obligations, Incoming shall give written notice of such default to Distributor. Upon receipt of such default notice, Distributor shall have ** days to cure. If Distributor fails to cure within the ** notice period, Distributor shall pay monthly service charges of 1.5% per month for any past due amounts. Incoming may in its sole discretion change Distributor's credit terms and/or require C.O.D. payment for any shipments.

4. DEFECTIVE PRODUCT RETURNS. Returns of defective Products will be processed and consolidated for shipment biweekly to Incoming by Distributor. Returns of defective Products will be paid for by Incoming when Incoming authorized carriers are used. Return shipment charges via unauthorized carriers and all customs or broker's fees are the responsibility of Distributor. Incoming reserves the right to charge-back to Distributor shipping charges incurred on those Products that were not at any point resold to Customers but were returned as defective and no fault was found.

Distributor will be in material breach of this Agreement if it returns Products as "defective" to Incoming when Distributor has not at any point resold such Products to Customers, except that Distributor may return Products that were not at any point resold to Customers that are in fact "defective."

5. DISTRIBUTOR'S OBLIGATIONS

        5.1 MARKETING DEVELOPMENT. Distributor will aggressively market and advertise the Products consistent with Distributor's marketing plans and strategies. So long as Distributor is in compliance with this Agreement, Distributor may participate in Incoming's Market Development Program.

        5.2 INVENTORY/ SALES INFORMATION. Distributor will be required to provide sell through and inventory information for all inventory locations via an electronic link such as EDI or other standard data transfer and exchange method. The method must be agreed to in advance by Distributor and Incoming.

        5.3 DISTRIBUTOR COVENANTS. Distributor will: (i) conduct business in a manner that reflects favorably at all times on Products and the good name, goodwill and reputation of Incoming; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to Incoming or Incoming Products; (iii) make no false or misleading representations with regard to Incoming or Incoming Products; (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to Incoming or Incoming Products; and (v) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications of Incoming Products that are inconsistent with information distributed by Incoming.

        5.4 USE OF TRADEMARKS AND PROPRIETARY NOTICES.

                  5.4.1 TRADEMARKS OF THE PARTIES TO THIS AGREEMENT. During the term of this Agreement, Distributor may use the trademarks, trade names, logos and designations used by Incoming for Incoming Products solely in connection with Distributor's

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                  advertisement   and   promotion  of  Incoming   Products,   in
                  accordance  with  Incoming's   then-current   trademark  usage
                  policies.   Distributor   shall  not  remove  or  destroy  any
                  copyright notices, trademarks or other proprietary markings on the Products, or other materials related to the Products. Upon termination of this Agreement Distributor may continue to advertise and promote the Products using Incoming's trademarks and trade names until inventory depletion. Incoming may not use Distributor's trade names, trademarks or service marks without first obtaining Distributor's express approval.

                  5.4.2 OTHER'S TRADEMARKS. Each party shall use the other's Trademarks in accordance with sound trademark and trade name usage principles and in compliance with all applicable laws and regulations of the United States (including without limitation all laws and regulations relating to the maintenance of the validity and enforceability of such Trademarks) and shall not use the Trademarks in any manner that might tarnish, disparage, or reflect adversely on the Trademarks or the owner of such Trademarks. Each party shall use, in connection with the other's Trademarks, all legends, notices and markings required by law. No party may alter the appearance of another's Trademarks in any advertising, marketing, distribution, or sales materials, or any other publicly distributed materials without the prior written consent of the other party.

6. TERM AND TERMINATION

        6.1 TERM. This Agreement shall commence on the Effective Date and continue for twelve (12) months thereafter unless terminated earlier as provided herein. The Agreement may be renewed for additional twelve (12) months upon mutual agreement by the Parties to this Agreement.

        6.2 TERMINATION WITHOUT CAUSE. Distributor or Incoming may terminate this Agreement without cause, at any time, by written notice to the other party not less than thirty (30) days prior to the effective date of termination. All unfilled orders pending at the time of the date of such notice of termination shall be deemed cancelled, and Incoming and Distributor hereby waive all claims against the other in connection with the cancellation of such orders.

        6.3 TERMINATION FOR BREACH. Incoming may terminate this Agreement, for cause, by written notice to Distributor not less than ten (10) days prior to the effective date of such notice in the event that: (i) Distributor fails to pay past due invoices within thirty (30) days after notice that invoices are past due; (ii) Distributor fails to resolve and remove from Incoming unauthorized debits after a remedy period of 15 business days from date of debit, Distributor violates any other material provision of this Agreement; or (iv) control of Distributor is acquired, directly or indirectly, by a third party, or Distributor is merged with a third party. Upon giving its notice of termination, Incoming may alter its terms of sale, including credit terms, and take such other action as may be consistent with the termination of Distributor as an authorized Incoming Distributor.

        6.4 TERMINATION FOR INSOLVENCY. At the option of Incoming or Distributor, this Agreement shall terminate immediately if: (i) a receiver is appointed for the other party or its property; (ii) the other party becomes insolvent or unable to pay its debts as they mature or ceases to pay its debts as they mature in the ordinary course of business, or makes an assignment for the benefit of creditors; (iii) any proceedings are commenced by or for the other party under any bankruptcy, insolvency or debtors' relief law; (iv) any proceedings are commenced against the other party under any bankruptcy

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insolvency or debtor's relief law, and such proceedings have not been vacated or set aside within sixty (60) days from the date of commencement thereof; or (v) the other party commences to dissolve under applicable corporate law statutes.

        6.5 TERMINATION/EXPIRATION ACCOUNTING. All amounts payable by Distributor to Incoming shall survive termination and become immediately due and payable. In addition, Incoming shall have the right to repurchase unsold Products in Distributor's inventory. Within ten (10) days following termination, Distributor shall furnish Incoming with an inventory of unsold Products. Within ten (10) days after receipt of such inventory, Incoming shall notify Distributor in writing whether or not Incoming intends to repurchase from Distributor all or part of such inventory at the original invoice price (less discounts, price protection or other credits previously granted). Incoming shall pay all transportation and other costs connected with shipping such Products to Incoming.

7. WARRANTY

        7.1 CUSTOMER WARRANTY. Incoming provides a Limited Warranty Statement to Customers. Distributor will make available to Customers a copy of the Limited Warranty Statement and will not make any representations or statements inconsistent with such Limited Warranty Statement. Distributor shall have the right to return at Incoming's expense and for full credit (if there are sufficient funds to offset) or refund of the purchase price any products for which the sale is prohibited by applicable local, state, or federal law, ordinance, rule or regulation.

        7.2 EXPRESS DISCLAIMER. INCOMING MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE PRODUCTS, EXCEPT AS SET FORTH ABOVE. ALL IMPLIED WARRANTIES AND CONDITIONS, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, ARE HEREBY DISCLAIMED.

8. LIMITATION OF LIABILITY. THE LIABILITY OF INCOMING AND ITS SUPPLIERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUPPLY OF PRODUCTS HEREUNDER, SHALL BE LIMITED TO THE ACTUAL AMOUNTS PAID BY DISTRIBUTOR TO INCOMMING FOR THE PRODUCTS GIVING RISE TO SUCH DAMAGES, AND SHALL IN NO EVENT INCLUDE LOSS OF
PROFITS, COST OF PROCURING SUBSTITUTE GOODS OR SERVICES, OR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF INCOMING OR ITS SUPPLIER IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

9. CONFIDENTIALITY. The parties to this Agreement agree to maintain the confidentiality of information relating to products, sales data, and other business information shared by the parties and not generally known to the public.

10.FORCE MAJEURE. Incoming and Distributor shall not be liable for delays or failure to fulfill the terms of this Agreement due to causes beyond their reasonable control. Such causes may include, but are not restricted to Acts of God, fires, floods, strikes, accidents, riot, war, government interference, rationing allocations and embargoes. In the event of a delay, the date or dates for performance of this Agreement shall be extended for a period equal to the time lost by reason of delay, provided that either party who is not affected by any of such causes may terminate the Agreement immediately upon written notice to the other party should any of such causes last over 45 days.

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11.GENERAL

        11.1 ASSIGNMENT. Neither party may assign, delegate, or transfer the Agreement, or any of its rights or duties hereunder, without the prior written consent of the other party. Any attempted assignment or delegation in violation of this section shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Notwithstanding the foregoing, Incoming may assign its rights and duties hereunder in connection with a merger, consolidation, spin-off, corporate reorganization, acquisition, or sale of all or substantially all the assets of Incoming.

        11.2 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada (other than its conflicts of law principles), excluding the United Nations Convention on Contracts for the International Sale of Goods. The parties hereby consent to the exclusive jurisdiction of and venue in the federal and/or state courts located in the State of Nevada.

        11.3 INDEPENDENT CONTRACTORS. In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party's behalf without the other party's prior written consent.

        11.4 MODIFICATION AND WAIVER. No modification to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

        11.5 NOTICES. Any required or permitted notices hereunder must be given in writing at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other in the manner contemplated herein, by one of the following methods: registered, express, or certified mail, return receipt requested, postage prepaid; or nationally-recognized private express courier. Notices will be deemed given on the date received.

Incoming:         8300 N.Hayden Road, Suite 207
                  Scottsdale, Arizona 85258

Propaganda:       Goncharsky Blvd, Dom 15, Suite 248
                  Moscow, Russian Federation


        11.6 SEVERABILITY. If for any reason any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

        11.7 LIMITATION OF ACTION. Any legal action arising out of this Agreement shall be barred unless commenced within one (1) year of the act or omission giving rise to the action. Such limitation shall not apply to any actions asserted against Distributor by Incoming arising from any delinquencies in payment for Products.

        11.8 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto constitute the entire and exclusive agreement between the parties hereto with respect to the subject matter hereof and supersede any prior agreements between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date first above written.

Incoming, Inc.                             OOO "Propaganda"


/s/ Yury Nesterov                          /s/ Alexei Chernov
------------------------                   -------------------
Yury Nesterov, President                   Alexei Chernov, CEO